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                                                                      EXHIBIT 19



                            DSP COMMUNICATIONS, INC.
                     1995 EMPLOYEE AND CONSULTANT STOCK PLAN


         1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are:

                  a. To attract and retain the best available personnel for positions of substantial responsibility;

                  b. To provide additional incentive to Employees and Consultants to remain with the Company; and

                  c. To promote the success of the Company's business.

         Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                  a. "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                  b. "APPLICABLE LAWS" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

                  c. "BOARD" means the Board of Directors of the Company.

                  d. "CODE" means the Internal Revenue Code of 1986, as amended.

                  e. "COMMITTEE" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

                  f. "COMMON STOCK" means the Common Stock of the Company.

                  g. "COMPANY" means DSP COMMUNICATIONS, INC., a Delaware corporation.

                  h. "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services, and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company, or who are not compensated by the Company for their services as Directors.

                  i. "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means that the employment or consulting relationship is not interrupted or terminated by the Company, any parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave or any other personal leave; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless re-



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employment upon the expiration of such leave is guaranteed by contract
(including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where re-employment is not guaranteed by contract or statute) the Optionee's Incentive Stock Option shall automatically convect to a Nonstatutory Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

                  j. "DIRECTOR" means a member of the Board.

                  k. "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  l. "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director not payment of a Director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  m. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  n. "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                           i. If the Common Stock is listed on any established
stock exchange or a national market system, including, without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if not shares were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the date of determination, as reported in The Wall Street Journal, or such other source as the Administrator deems reliable;

                           ii. If the Common Stock is quoted on the Nasdaq
System (but not on the National Market System thereof), or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal, or such other source as the Administrator deems reliable;

                           iii. In the absence of an established market for the
Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                  o. "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  p. "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.



                                       2.
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                  q. "NOTICE OF GRANT" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

                  r. "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  s. "OPTION" means a stock option granted pursuant to the Plan.

                  t. "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                  u. "OPTION EXCHANGE PROGRAM" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

                  v. "OPTIONED STOCK" means the Common Stock subject to an Option.

                  w. "OPTIONEE" means an Employee or Consultant who holds an outstanding Option.

                  x. "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  y. "PLAN" shall mean this 1995 U.S. Employee and Consultant Stock Plan.

                  z. "RULE 16b-3" means Rule 16b-3 of the Exchange Act, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                  aa. "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

                  bb. "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 4,800,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option, such Shares shall not become available for future grant under the Plan.

                  If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has been terminated); provided, however, that Shares that have actually



                                       3.
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been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

         4. ADMINISTRATION OF THE PLAN.

                  a. PROCEDURE.

                           i. MULTIPLE ADMINISTRATIVE BODIES. If permitted by
Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors and Employees who are neither Directors nor Officers.

                           ii. ADMINISTRATION WITH RESPECT TO DIRECTORS AND
OFFICERS SUBJECT TO SECTION 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused) and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

                           iii. ADMINISTRATION WITH RESPECT TO OTHER PERSONS.
With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (i) the Board; or (ii) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity and otherwise directed by the Board. The Board may increase the size of the new Committee and appoint additional members, remove members (with or without cause), and substitute new members, fill vacancies (however caused) and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

                  b. POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                           i. to determine the Fair Market Value of the Common
Stock, in accordance with Section 2(n) of the Plan;

                           ii. to select the Consultants and Employees to whom
Options may be granted hereunder;

                           iii. to determine whether and to what extent Options
are granted hereunder;



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                           iv. to determine the number of shares of Common Stock
to be covered by each Option granted hereunder;

                           v. to approve forms of agreement for use under the
Plan;

                           vi. to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                           vii. to reduce the exercise price of any Option to
the then-current Fair Market Value, if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                           viii. to construe and interpret the terms of the Plan
and awards granted pursuant to the Plan;

                           ix. to prescribe, amend and rescind rules and
regulations relating to the Plan;

                           x. to modify or amend each Option (subject to Section
16 of the Plan);

                           xi. to authorize any person to execute on behalf of
the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

                           xii. to institute an Option Exchange Program;

                           xiii. to determine the terms and restrictions
applicable to Options; and

                           xiv. to make all other determinations deemed
necessary or advisable for administering the Plan.

                  c. EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

         5. ELIGIBILITY. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

         6. LIMITATIONS.



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                  a. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company, or any Parent or Subsidiary), exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.a., Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

                  b. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

                  c. The following limitation shall apply to grants of Options under the Plan:

                  No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 400,000 Shares.

                  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

                  The limitation set forth in this Section 6.c. is intended to satisfy the requirements applicable to Options intended to qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Code). In the event the Administrator determines that such limitations are not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitations.

         7. TERM OF PLAN. Subject to Section 16 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board, or its approval by the stockholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years, (unless terminated earlier) under Section 14 of the Plan.

         8. TERM OF OPTION. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10)years from the date of grant or such shorter term as may be provided in the notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

         9. OPTION EXERCISE PRICE AND CONSIDERATION.



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                  a. EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                           i. In the case of an Incentive Stock Option:

                                    (1) granted to an Employee who, at the time
the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, or any Parent or Subsidiary, the per share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                                    (2) granted to any Employee, the per Share
exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                           ii. In the case of a Nonstatutory Stock Option, the
per Share exercise price shall be determined by the Administrator.

                  b. WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In s doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

                  c. FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:

                           i. cash;

                           ii. check;

                           iii. promissory note;

                           iv. other Shares which (i) in the case of Shares
acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender; and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                           v. a reduction in the amount of any Company liability
to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                           vi. any combination of the foregoing methods of
payment; or



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                           vii. such other consideration and method of payment
for the issuance of Shares to the extent permitted by Applicable Laws.

         10. EXERCISE OF OPTION.

                  a. PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan, and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

                  An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when the Company receives: (i) written notice of exercise, together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option (all in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee, or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

                  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  b. TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.



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                  c. DISABILITY OF OPTIONEE. In the event that an Optionee's
Continuous Status as an Employee or Consultant terminates as a result of Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  d. DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

                  e. RULE 16b-3. Options granted to individuals subject to
Section 16 of the Exchange Act ("Insiders"), must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         11. NONTRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by Will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

                  a. CHANGES IN CAPITALIZATION. Subject to any required action by the Stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall e proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be



                                       9.
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deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

                  b. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

                  c. MERGER OR ASSET SALE. Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per-share consideration received by holders of Common Stock in the merger or sale of assets.

                  d. CHANGE IN CONTROL. In the event of a "Change of Control" of the Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

                           i. Except as otherwise determined by the Board, in
its discretion, in the event of an anticipated Change in Control, any Options outstanding on the date such



                                      10.
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Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

                           ii. Except as otherwise determined by the Board, in
its discretion, in the event of an anticipated Change in Control, all outstanding Options, to the extent they are exercisable and vested (including Options that shall become exercisable and vested pursuant to subparagraph i. above), shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such Options). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee, prior to payment, to the estate of the Optionee or a person who acquired the right to exercise the Option by bequest or inheritance.

                           iii. Any payment made pursuant to this paragraph (d)
shall not exceed the maximum amount which could be paid to an Optionee without having the payment treated as an "excess parachute payment" within the meaning of Section 280G of the Code.

                  e. DEFINITION OF "CHANGE IN CONTROL". For purposes of this
Section 12, a "Change in Control" means the happening of any of the following:

                           i. When any "person", as such term is used in
Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; or

                           ii. A merger or consolidation of the Company with any
other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the Stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

                           iii. A change in the composition of the Board of
Directors of the Company occurring within a two (2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (i) are directors of the Company as of the date the Plan is approved by the Stockholders; or (ii) are elected, or nominated for election to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

                  f. CHANGE IN CONTROL PRICE. For purposes of this Section 12, "Change in Control Price" shall be, as determined by the Board: (i) the highest Fair Market Value of a



                                      11.
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Share within the 60-day period immediately preceding the date of determination of the Change of Control Price by the Board (the "60-Day Period"); or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period; or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

         13. DATE OF GRANT. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

         14. AMENDMENT AND TERMINATION OF THE PLAN.

                  a. AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

                  b. STOCKHOLDER APPROVAL. The Company shall obtain Stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such Stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

                  c. EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

         15. CONDITIONS UPON ISSUANCE OF SHARES.

                  g. LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  h. INVESTMENT REPRESENTATION. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required.

         16. LIABILITY OF COMPANY.



                                      12.
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                  a. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                  b. GRANTS EXCEEDING ALLOTTED SHARES. If the Option Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional Stockholder approval, such Option shall be void with respect to such excess Optioned Stock, unless Stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14.b of the Plan.

         17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         18. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the Stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such Stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.



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